Lexaria Signs Distribution Agreement with Telluride Coffee

Kelowna, BC / January 28, 2016 / Lexaria, Corp. (OTCQB:LXRP) (CSE:LXX) (the “Company”) is pleased to announce it has signed a sales distribution agreement with Telluride Coffee Roasters, LLC (TCR)

TCR is a wholesale coffee roasting company in business since 1991 creating European style, slow roasted coffees shipped fresh to coffeehouses, grocery stores and individuals around the country. TCR’s principals bring over 45 years' combined experience in coffee growing, importing, classifying and roasting assuring retail outlets they are purchasing only the finest coffees and teas. TCR currently distributes its handmade coffee products at several dozen locations throughout Colorado and beyond.

Sales efforts of ViPova and Lexaria Products have already commenced at Colorado grocery stores, coffee shops, dispensaries, and other retail outlets. Distribution through TCR marks Lexaria and ViPova’s first-ever distribution efforts into mainstream stores, and adheres to the Company’s plans of seeking broader channel distribution throughout 2016.

Tom Ihrke, President of ViPova said, “Residents of a state like Colorado are well aware of the wellness benefits of hemp and its non-psychoactive properties. We have every reason to expect Telluride will have great success selling our products throughout their network.”

Throughout 2016, Lexaria plans further distribution of its products within some of the hundreds of thousands of appropriate existing retail outlets in channels such as coffee shops, convenience stores, pharmacies, fitness clubs, and more.

ViPova products are also available at www.vipova.com.

About Lexaria
Lexaria is a food sciences company focused on the delivery of active compounds that can behave as superfoods through its proprietary infusion technologies. Lexaria’s technology enables higher bioavailability rates for CBD; THC; NSAIDs; Nicotine and other molecules than is possible without lipophilic enhancement technology. This can allow for lower overall dosing requirements and/or higher effectiveness in active molecule delivery. Lexaria hopes to reduce other common but less healthy ingestion methods such as smoking as it embraces the benefits of public health. www.lexariaenergy.com

About ViPovaTM
ViPovaTM uses only legal hemp oil extracts, grown from agricultural hemp in locations where it is legal to do so, in ViPovaTM-branded tea, coffee, and hot chocolate. ViPovaTM uses its patent-pending process to infuse concentrated amounts of hemp oil within lipids, providing more bioactivity and comfort to the body during the absorption process. Only ViPovaTM has this ground-breaking technology for hemp oil/lipid infusion. www.vipova.com

FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: laboratory test findings that the in vitro results provide evidence of the future intestinal absorption enhancing capabilities of the technology, that the Company may become a leader in the development of potentially a wide range of product lines with enhanced gastro-intestinal absorption performance capabilities, or that the technology will function in a similar manner if tested with THC, nicotine, or any of the other molecules named in our patent applications. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the hemp oil sector, or alternative health businesses will provide any benefit to Lexaria, or that the Company will experience any growth through participation in these sectors. There is no assurance that existing capital is sufficient for the Company's needs or that it will be able to raise additional capital. There is no assurance that any planned corporate activity, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any hemp oil or cannabinoid-based product will promote, assist, or maintain any beneficial human health conditions whatsoever. There is no assurance that any patent application in the USA or any other nation or under any treaty will result in the award of an actual patent; nor that an award of any actual patent will protect against challenges from unknown third parties. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.